UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BMC Software, Inc.
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The following email was sent to employees on May 14, 2012.

Today we announced that a stockholder in our company, Elliott Associates, L.P. and Elliott International, L.P. (collectively known as Elliott), notified us that it had acquired ownership of more than five percent of BMC’s common stock. Elliott also notified us of its intent to nominate a slate of five nominees to our Board of Directors, and that this nomination is in connection with its proposal that the Board form a special committee to pursue a sale of the company.

Our Board has considered Elliott’s proposal that the Board form a special committee to pursue a sale of the company and unanimously determined that such proposal is not in the best interests of our stockholders and that now is not the right time to pursue such a sale. While this is new for BMC, this kind of event has happened at many public companies, both large and small and in virtually every industry.

We also issued a press release this morning announcing that the company has adopted a stockholder rights plan and declared a dividend of one right on each outstanding share of the company’s common stock. The rights plan is designed to ensure that all BMC stockholders receive fair and equal treatment in the event that an unsolicited attempt is made to acquire the company. The rights plan is designed to provide BMC’s Board with sufficient time to consider any and all alternatives to such an action and does not prevent the Board from considering or accepting an offer, if the Board believes such action is fair, advisable and in the best interests of BMC’s stockholders. The Board deemed it appropriate and prudent to adopt the rights plan at this time.

For your reference, the press releases about Elliott and the rights plan are posted on bmc.com.

With respect to the consideration of director candidates, our Board’s Corporate Governance & Nominating Committee will follow our normal policies and procedures for considering director candidates recommended by stockholders, and will respond to Elliott in due course. As you know, our Board and management team are fully committed to acting in the best interests of our employees, customers and stockholders through the successful execution of our business strategy.

I want to emphasize that it is business as usual at BMC. We remain confident in our vision, mission and strategy. We are committed to delivering innovative products to our customers and helping them cut costs, reduce risk and achieve business objectives, and believe that BMC is well positioned to capture the growing demand among enterprises for a comprehensive, heterogeneous and seamlessly integrated IT management platform.

Our collective efforts are having success. We will continue to build on the strong financial results we achieved in fiscal 2012. During the year, our revenues grew five percent, and we increased our non-GAAP operating margins to 36 percent. Additionally, we achieved a nine percent increase in non-GAAP diluted earnings per share and increased our cash flow from operations five percent to $800 million.

Today’s announcement may result in increased attention from the media, investors, customers and other interested parties, and it is important that the company speaks with one voice. Consistent with our company policy, please refer any inquiries you receive from the media to Jennifer Brenner, BMC Public Relations at (713) 918-2421 or Jennifer_Brenner@bmc.com. If you receive inquiries from stockholders or financial analysts, please refer them to Derrick Vializ, VP, BMC Investor Relations at (713) 918-1805 or Derrick_Vializ@bmc.com. As always, our Social Media and Networking Policy and other existing policies apply to BMC employees’ use of social media. Please keep this in mind before posting to sites such as Chatter, Facebook, Twitter, LinkedIn and blogs.

Thank you for your continued hard work and commitment to BMC.

Regards,

Bob

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (SEC), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Information contained on our website is not part of this communication.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this communication, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

CERTAIN INFORMATION REGARDING PARTICIPANTS

BMC Software, Inc. (“BMC”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from BMC shareholders in connection with the matters to be considered at BMC’s 2012 Annual Meeting. BMC intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from BMC shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with BMC’s 2012 Annual Meeting. Additional information can also be found in BMC’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 10, 2012. To the extent holdings of BMC securities have changed since the amounts printed in the proxy statement for the 2011 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by BMC with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investors section of our corporate website at http://investors.bmc.com.

2101 CityWest Blvd., Houston, Texas 77042, 713 918 8800, 800 841 2031 (USA and Canada), Fax 713 918 8000

Visit www.bmc.com for more information.